Exhibit 99.3

Bitmine Immersion Technologies (BMNR) Releases July Chairman’s Message: “ETH is the cure for the ‘Uncanny Valley of Wealth’”

Bitmine owns 4.8% of the total ETH coin supply of 120.7 million

Bitmine is 96% of the way to the ‘Alchemy of 5%’ in just 12 months

Bitmine was added to the Russell 1000 Large-cap index on June 26, 2026

Bitmine’s Series A Preferred Stock is trading on the NYSE under the symbol BMNP

Bitmine remains supported by a premier group of institutional investors including ARK’s Cathie Wood, MOZAYYX, Founders Fund, Bill Miller III, Pantera, Kraken, DCG, Galaxy Digital and personal investor Thomas “Tom” Lee to support Bitmine’s goal of acquiring 5% of ETH

NORWALK, CT, July 16, 2026 /PRNewswire/ — (NYSE: BMNR) Bitmine Immersion Technologies, Inc. (“Bitmine” or the “Company”) a Bitcoin and Ethereum Network company with a focus on the accumulation of crypto for long term investment, today announced the release of the July Chairman’s Message titled “ETH is the cure for the ‘Uncanny Valley of Wealth.’”

This Chairman message explains the Company’s belief that Ethereum is a critical interface to protect humans from the downstream implications of the increasing capabilities of AI and the resulting growing economic influence:

●	The ‘Uncanny Valley of Wealth’ is the notion that humans will ultimately become unsettled by the growing economic and social power of an economy increasingly fueled by agentic-AI and soon, machine-to-machine.

●	This is a variant of the Japanese roboticist Masahiro Mori in 1970 who published the essay “Uncanny Valley.” His hypothesis describes the unsettling feeling people often get when they encounter something that looks almost human.

●	Crypto faced macro headwinds in 2026 including bond markets pricing a “hawkish” flip by global central banks, the slow progress of the Clarity Act, AI outperformance (aka FOMO, or fear of missing out) and underperformance of financials. As we move through 2026, we believe many of these headwinds could turn into tailwinds.

●	While many simply say just attribute this to ‘crypto winter,’ 2026 has seen much positive fundamental progress including many banks announcing tokenization of assets, new Ethereum Layer 2 (L2) launches, such as Robinhood Chain. This is a contrast to the 2018 and 2022 crypto winters where regulatory headwinds and collapse of crypto institutions marked those declines.

●	The Chairman believes that Ethereum is positioned to benefit from two exponential drivers of Wall Street building rails on blockchain and agentic-AI (as discussed above).

●	The Chairman also discusses how Bitmine is positioning itself strategically for the important drivers of the next crypto upcycle supporting key infrastructure partners and strengthening the Ethereum ecosystem.

The Chairman’s message can be found here:

https://www.Bitminetech.io/chairmans-message

The Fiscal Full Year 2025 Earnings presentation and corporate presentation can be found here:

https://Bitminetech.io/investor-relations/

To stay informed, please sign up at: https://Bitminetech.io/contact-us/

About Bitmine

Bitmine (NYSE: BMNR) is a Bitcoin miner with operations in the US. The company is deploying its excess capital to be the leading Ethereum Treasury company in the world, implementing an innovative digital asset strategy for institutional investors and public market participants. Guided by its philosophy of “the alchemy of 5%,” the Company is committed to ETH as its primary treasury reserve asset, leveraging native protocol-level activities including staking and decentralized finance mechanisms. The Company launched MAVAN (Made-in America VAlidator Network), a dedicated staking infrastructure for Bitmine assets, in 2026.

For additional details, follow on X:

https://x.com/bitmnr

https://x.com/fundstrat

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. These forward-looking statements can be identified by terms such as “expects,” “projects,” “projected,” “intends,” “believes,” “anticipates,” “estimates,” and similar expressions. This document specifically contains forward-looking statements regarding: (i) the Company’s goals regarding ETH acquisition, including the “Alchemy of 5%” initiative and the expectation that Bitmine will reach this goal sometime in 2026; (ii) the Company’s beliefs and expectations regarding the cryptocurrency market, including the belief that macro headwinds faced by crypto in 2026 could turn into tailwinds; (iii) the Company’s belief that Ethereum is a critical interface to protect humans from downstream implications of the increasing capabilities of AI, including the “Uncanny Valley of Wealth” thesis regarding the growing economic and social power of an economy increasingly fueled by agentic-AI; (iv) the Chairman’s belief that Ethereum is positioned to benefit from two exponential drivers of Wall Street building rails on blockchain and agentic-AI; (v) the Company’s belief regarding the positioning of Bitmine for the important drivers of the next crypto upcycle, including supporting key infrastructure partners and strengthening the Ethereum ecosystem; and (vi) the future growth and advancement of the Company’s Ethereum treasury strategy. In evaluating these forward-looking statements, you should consider various factors, including: Bitmine’s ability to keep pace with new technology and changing market needs; Bitmine’s ability to finance its current business, Ethereum treasury operations, and proposed future business; the competitive environment of Bitmine’s business; market conditions affecting the trading price of the Company’s common stock and Series A Preferred Stock; regulatory developments affecting digital assets, including the ultimate enactment and implementation of the GENIUS Act and other pending legislation and SEC initiatives; the volatility and unpredictability of digital asset prices; the performance, reliability, and security of the Company’s staking operations; risks related to AI systems and their impact on cryptocurrency markets; and the future value of Bitcoin and Ethereum. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond Bitmine’s control, including those set forth in the Risk Factors section of Bitmine’s Form 10-K filed with the SEC on November 21, 2025, as well as all other SEC filings, as amended or updated from time to time. Copies of Bitmine’s filings with the SEC are available on the SEC’s website at www.sec.gov. Bitmine undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

SOURCE Bitmine Immersion Technologies, Inc.

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Marcy Simon

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